Exhibit 99.1

STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES

OF THE RSP PROPERTIES FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(UNAUDITED)

(in thousands)

	Years Ended
	December 31,
	2012	2011
As revised
Revenue	$68,234	$41,357
Direct operating expenses	11,069	5,143

Revenue in excess of direct operating expenses	$57,165	$36,214

As previously reported
Revenue	$90,548	$54,901
Direct operating expenses	12,193	5,800

Revenue in excess of direct operating expenses	$78,355	$49,101

Decrease in revenue in excess of direct operating expenses	$21,190	$12,887